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                                                                    Exhibit 10.3

                            GARY PLAYER DIRECT, INC.
                             710 Aerovista, Suite B
                           San Luis Obispo, CA 93401

September 15, 1999

Richard Casey
232 North Kingshighway, #1902
St. Louis, MO 63108

RE: Modification of $40,000 and $20,000 Promissory Notes

Dear Richard:

This will confirm our understanding, more formally referred to as the Modification Agreement, with respect to the above referenced loans (the "Loans") in the aggregate principal amount of Sixty Thousand Dollars ($60,000) made by Richard Casey ("Lender") to Gary Player Direct, Inc. ("Borrower"). We have agreed as follows:

1.   The Maturity Date of the Loans shall be extended to November 15, 1999;

2. As consideration for the extension of the Maturity Dates, Borrower will issue a total of Fifteen Thousand (15,000) shares of Borrower's Common Stock (the "Extension Shares") as additional consideration. These Extension Shares are being issued in addition to the shares issued pursuant to the original Loans.

If the foregoing confirms our understanding, please execute where indicated below. Upon receipt of this Modification Agreement, Borrower will cause the issuance of common stock certificate representing the Extension Shares.

Sincerely,

Gary Player Direct, Inc.                    Acknowledged and Agreed

/s/ Alfonso J. Cervantes, Jr.               /s/ Richard Casey
-----------------------------               --------------------------------
By: Alfonso J. Cervantes, Jr.               Richard Casey